SUBSIDIARIES OF LCS INDUSTRIES, INC.


                 Set forth below are the names of all subsidiaries of LCS as of November 29, 1996 required to be listed on Exhibit 22 to LCS's 1996 Annual Report on Form 10-K. Indented companies are direct subsidiaries of the company under which they are indented.

                                    Percentage Owned by              State of
                                    Immediate Parent               Incorporation
                                    ----------------               -------------

LCS INDUSTRIES, INC.
           (Parent)                         N/A                       Delaware

        LCS Canada, Inc.                    100%                      Delaware

        LCS Industries, XXX                 100%                      EEC

        Spec Holdings, Inc.                 100%                      New York

             The SpeciaLISTS Ltd.           100% - Class A            New York
                                             80% - Class B

             Computer Marketing
             Systems, Inc.                   51%                      New York

        Catalog Resources, Inc.             100%                      Delaware

        Catalog Liquidators, Inc.           100%                      Delaware